EXHIBIT 99.1

AutoZone 2nd Quarter Same Store Sales Increase 2.2%; EPS Increases 28.5% to $10.38, Adjusted EPS Increases 9.3% to $8.47

MEMPHIS, Tenn., Feb. 27, 2018 (GLOBE NEWSWIRE) -- AutoZone, Inc. (NYSE:AZO) today reported net sales of $2.4 billion for its second quarter (12 weeks) ended February 10, 2018, an increase of 5.4% from the second quarter of fiscal 2017 (12 weeks).  Domestic same store sales, or sales for stores open at least one year, increased 2.2% for the quarter.

The Tax Cuts and Jobs Act of 2017 (“Tax Reform”) increased net income by $171.4 million, consisting of benefits from both revaluation of net deferred taxes of $136.7 million and a lower corporate tax rate of $59.5 million, partially offset by $24.8 million of tax expense related to repatriation taxes for accumulated earnings of foreign subsidiaries.  The Company also recorded approximately $193.2 million in intangible and other assets impairment charges within operating expenses related to its IMC and AutoAnything businesses.  Both of these businesses are being sold.

Net income for the quarter increased 22.1% over the same period last year to $289.5 million, while diluted earnings per share increased 28.5% to $10.38 per share from $8.08 per share in the year-ago quarter.  Adjusted for impairment charges, Tax Reform, excess tax benefits from option exercises and operating results from IMC and AutoAnything, adjusted net income for the quarter increased 3.9% over the same period last year to $236.3 million, while adjusted diluted earnings per share increased 9.3% to $8.47 per share from $7.75 per share in the year-ago quarter.  Adjusted operating profit, which excludes operating results from IMC and AutoAnything of ($5.2) million and the impairment charges, increased 3.8% to $403.5 million.

For the quarter, gross profit, as a percentage of sales, was 52.9% (versus 52.7% for the same period last year).  The increase in gross margin was attributable to lower distribution costs (17 bps) and higher merchandise margins.  Operating expenses, as a percentage of sales, were 44.4% (versus 35.9% the same period last year) and included impairment charges of approximately $193.2 million, or 8.0% of sales.  Operating expenses before impairment charges, as a percentage of sales, were higher than last year primarily due to incentive compensation (16 bps), higher advertising (12 bps) and deleverage on occupancy costs (10 bps).

Under its share repurchase program, AutoZone repurchased 227 thousand shares of its common stock for $174.9 million during the second quarter, at an average price of $769 per share.  At the end of the second quarter, the Company had $296 million remaining under its current share repurchase authorization.

The Company’s inventory increased 4.7% over the same period last year, driven by new stores and increased product placement.  Inventory per location was $671 thousand versus $665 thousand last year and $663 thousand last quarter.  Net inventory, defined as merchandise inventories less accounts payable, on a per location basis, was a negative $46 thousand versus negative $36 thousand last year and negative $52 thousand last quarter.

“I would like to thank and congratulate our entire organization for delivering another solid quarter of sales and earnings results. Our ongoing initiatives, which include enhanced inventory availability, commercial acceleration and omni-channel, are gaining traction and, as expected, our business improved due to the more harsh winter conditions we experienced in late December and January.  Based on the results of a strategic review of our business priorities, we have determined IMC and AutoAnything serve niche markets that are not core to our strategic priorities going forward and those two businesses are being sold.  We thank all the employees of IMC and AutoAnything for their contributions to our success and wish them well in the future.  Exiting these two businesses will allow us to intensify our focus on our core DIY and DIFM operations both domestically and internationally, which we continue to believe are very attractive markets.  As we continue to invest capital in our business, we will remain committed to our disciplined approach of increasing operating earnings and utilizing our capital effectively,” said Bill Rhodes, Chairman, President and Chief Executive Officer.

During the quarter ended February 10, 2018, AutoZone opened 35 new stores and closed one store in the U.S., opened three new stores in Mexico and opened two new stores in Brazil.  As of February 10, 2018, the Company had 5,514 stores in 50 states in the U.S., the District of Columbia and Puerto Rico, 532 stores in Mexico, 26 IMC branches and 16 stores in Brazil for a total count of 6,088.

AutoZone is the leading retailer and a leading distributor of automotive replacement parts and accessories in the United States. Each AutoZone store carries an extensive product line for cars, sport utility vehicles, vans and light trucks, including new and remanufactured automotive hard parts, maintenance items, accessories, and non-automotive products.  Many stores also have a commercial sales program that provides commercial credit and prompt delivery of parts and other products to local, regional and national repair garages, dealers, service stations, and public sector accounts.  IMC branches carry an extensive line of original equipment quality import replacement parts.  AutoZone also sells the ALLDATA brand diagnostic and repair software through www.alldata.com. Additionally, we sell automotive hard parts, maintenance items, accessories, and non-automotive products through www.autozone.com, and accessories, performance and replacement parts through www.autoanything.com, and our commercial customers can make purchases through www.autozonepro.com and www.imcparts.net.  AutoZone does not derive revenue from automotive repair or installation.

AutoZone will host a conference call this morning, Tuesday, February 27, 2018, beginning at 10:00 a.m. (EST) to discuss its second quarter results.  Investors may listen to the conference call live and review supporting slides on the AutoZone corporate website, www.autozoneinc.com by clicking “Investor Relations,” “Conference Calls.”  The call will also be available by dialing (210) 839-8923.  A replay of the call and slides will be available on AutoZone’s website.  In addition, a replay of the call will be available by dialing (203) 369-1211 through Tuesday, March 6, 2018, at 11:59 p.m. (EST).

This release includes certain financial information not derived in accordance with generally accepted accounting principles (“GAAP”).  These non-GAAP measures include adjustments to reflect adjusted EPS, adjusted operating profit, adjusted net income, return on invested capital, adjusted debt, adjusted debt to EBITDAR and cash flow before share repurchases.  These adjustments include impairment charges, impact of excess tax benefits from option exercises, operating results from IMC and AutoAnything and adjustments related to the Tax Reform.  The Company believes that the presentation of these non-GAAP measures provides information that is useful to investors as it indicates more clearly the Company’s comparative year-to-year operating results, but this information should not be considered a substitute for any measures derived in accordance with GAAP.  Management targets the Company’s capital structure in order to maintain its investment grade credit ratings and manages cash flows available for share repurchase by monitoring cash flows before share repurchases, as shown on the attached tables.  The Company believes this is important information for the management of its debt levels and share repurchases.  We have included a reconciliation of this additional information to the most comparable GAAP measures in the accompanying reconciliation tables.

Certain statements contained in this press release are forward-looking statements.  Forward-looking statements typically use words such as “believe,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. These are based on assumptions and assessments made by our management in light of experience and perception of historical trends, current conditions, expected future developments and other factors that we believe to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including without limitation: product demand; energy prices; weather; competition; credit market conditions; access to available and feasible financing; the impact of recessionary conditions; consumer debt levels; changes in laws or regulations; war and the prospect of war, including terrorist activity; inflation; the ability to hire and retain qualified employees; construction delays; the compromising of the confidentiality, availability, or integrity of information, including cyber attacks; and raw material costs of our suppliers.  Certain of these risks are discussed in more detail in the “Risk Factors” section contained in Item 1A under Part 1 of the Annual Report on Form 10-K for the year ended August 26, 2017, and these Risk Factors should be read carefully. Forward-looking statements are not guarantees of future performance and actual results; developments and business decisions may differ from those contemplated by such forward-looking statements, and events described above and in the “Risk Factors” could materially and adversely affect our business. Forward-looking statements speak only as of the date made. Except as required by applicable law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results may materially differ from anticipated results.

Contact Information:
Financial: Brian Campbell at (901) 495-7005, brian.campbell@autozone.com
Media: Ray Pohlman at (866) 966-3017, ray.pohlman@autozone.com

AutoZone's 2nd Quarter Highlights - Fiscal 2018

Condensed Consolidated Statements of Operations
2nd Quarter, FY2018
(in thousands, except per share data)
	GAAP Results
	12 Weeks Ended	12 Weeks Ended
	February 10, 2018	February 11, 2017

Net sales	$2,413,026	$2,289,219
Cost of sales	1,135,980	1,083,683
Gross profit	1,277,046	1,205,536
Operating, SG&A expenses	1,071,948	821,567
Operating profit (EBIT)	205,098	383,969
Interest expense, net	39,340	34,198
Income before taxes	165,758	349,771
Income taxes	(123,772)	112,626
Net income	$289,530	$237,145
Net income per share:
Basic	$10.58	$8.29
Diluted	$10.38	$8.08
Weighted average shares outstanding:
Basic	27,355	28,606
Diluted	27,882	29,340

Year-To-Date 2nd Quarter, FY2018
(in thousands, except per share data)	GAAP Results
	24 Weeks Ended	24 Weeks Ended
	February 10, 2018	February 11, 2017

Net sales	$5,002,156	$4,757,065
Cost of sales	2,359,263	2,249,988
Gross profit	2,642,893	2,507,077
Operating, SG&A expenses	1,969,041	1,664,206
Operating profit (EBIT)	673,852	842,871
Interest expense, net	78,229	67,504
Income before taxes	595,623	775,367
Income taxes	25,090	260,097
Net income	$570,533	$515,270
Net income per share:
Basic	$20.75	$17.90
Diluted	$20.38	$17.45
Weighted average shares outstanding:
Basic	27,496	28,779
Diluted	27,989	29,522

GAAP Reconciliations
(in thousands, except per share data)

Adjusted operating profit	12 Weeks Ended	12 Weeks Ended	24 Weeks Ended	24 Weeks Ended
	February 10, 2018	February 11, 2017	February 10, 2018	February 11, 2017
GAAP Operating profit (EBIT)	$205,098	$383,969	$673,852	$842,871
Adjustments:
Impairment charge	193,162	-	193,162	-
Operating results - IMC and AutoAnything	5,234	4,814	8,270	9,901

Adjusted operating profit	$403,494	$388,783	$875,284	$852,772

Adjusted net income	12 Weeks Ended	12 Weeks Ended	24 Weeks Ended	24 Weeks Ended
	February 10, 2018	February 11, 2017	February 10, 2018	February 11, 2017
GAAP net income	$289,530	$237,145	$570,533	$515,270
Adjustments:
Impairment, net of $46.6MM income tax benefit	146,512	-	146,512	-
Tax Reform	(171,398)	-	(171,398)	-
Impact of excess tax benefits from option exercises	(32,076)	(12,698)	(34,328)	(15,646)
Operating results - IMC and AutoAnything	3,712	2,990	5,859	6,157

Adjusted net income	$236,280	$227,437	$517,178	$505,781

Adjusted EPS	12 Weeks Ended	12 Weeks Ended	24 Weeks Ended	24 Weeks Ended
	February 10, 2018	February 11, 2017	February 10, 2018	February 11, 2017
GAAP diluted earnings per share	$10.38	$8.08	$20.38	$17.45
Adjustments:
Impairment, net of $46.6MM income tax benefit	5.25	-	5.23	-
Tax Reform	(6.14)	-	(6.12)	-
Impact of excess tax benefits from option exercises	(1.15)	(0.43)	(1.23)	(0.53)
Operating results - IMC and AutoAnything	0.13	0.10	0.21	0.21

Adjusted diluted earnings per share	$8.47	$7.75	$18.47	$17.13

Selected Balance Sheet Information
(in thousands)
	February 10, 2018	February 11, 2017	August 26, 2017
Cash and cash equivalents	$288,522	$210,649	$293,270
Merchandise inventories	4,085,528	3,902,121	3,882,086
Current assets	4,826,307	4,492,767	4,611,255
Property and equipment, net	4,081,301	3,803,803	4,031,018
Total assets	9,403,719	8,902,630	9,259,781
Accounts payable	4,365,666	4,114,960	4,168,940
Current liabilities	4,947,228	4,784,272	4,766,301
Total debt	5,043,541	5,151,862	5,081,238
Stockholders' deficit	(1,330,547)	(1,827,440)	(1,428,377)
Working capital	(120,921)	(291,505)	(155,046)

Condensed Consolidated Statements of Operations

	Adjusted Debt / EBITDAR (Trailing 4 Qtrs)
	(in thousands, except adjusted debt to EBITDAR ratio)
		February 10, 2018	February 11, 2017
	Net income	$1,336,132	$1,269,552
Add:	Impairment before tax impact	193,162	-
	Interest	165,305	147,343
	Taxes	409,613	665,716
	Adjusted EBIT	2,104,212	2,082,611

Add:	Depreciation and amortization	335,743	307,106
	Rent expense	309,781	287,452
	Share-based expense	41,297	41,989
	EBITDAR	$2,791,033	$2,719,158

	Debt	$5,043,541	$5,151,862
	Capital lease obligations	156,238	149,802
	Add: rent x 6	1,858,686	1,724,712
	Adjusted debt	$7,058,465	$7,026,376

	Adjusted debt to EBITDAR	2.5	2.6

	Selected Cash Flow Information
	(in thousands)
		12 Weeks Ended	12 Weeks Ended	24 Weeks Ended	24 Weeks Ended
		February 10, 2018	February 11, 2017	February 10, 2018	February 11, 2017

	Depreciation and amortization	$79,351	$72,833	$157,337	$144,645
	Capital spending	104,469	118,186	214,747	216,103

	Cash flow before share repurchases:
	Increase (decrease) in cash and cash equivalents	$30,845	$15,111	$(4,748)	$20,915
	Less (decrease)/increase in debt	59,400	153,400	(39,600)	225,600
	Add back share repurchases	174,883	197,985	527,454	560,619
	Cash flow before share repurchases and changes in debt	$146,328	$59,696	$562,306	$355,934

	Other Selected Financial Information
	(in thousands, except ROIC)
		February 10, 2018	February 11, 2017

	Cumulative share repurchases ($ since fiscal 1998)	$18,353,752	$17,315,268
	Remaining share repurchase authorization ($)	296,248	584,732

	Cumulative share repurchases (shares since fiscal 1998)	143,115	141,529

	Shares outstanding, end of quarter	27,251	28,475

		Trailing 4 Quarters
		February 10, 2018	February 11, 2017
	Net income	$1,336,132	$1,269,552
	Adjustments:
	Impairment before tax impact	193,162	-
	Interest expense	165,305	147,343
	Rent expense	309,781	287,452
	Tax effect*	(195,964)	(149,570)
	Deferred tax liabilities, net	(136,679)	-
	After-tax return	$1,671,737	$1,554,777

	Average debt**	5,082,494	4,974,468
	Average stockholders' deficit**	(1,565,135)	(1,822,960)
	Add: Rent x 6**	1,858,686	1,724,712
	Average capital lease obligations**	153,599	140,851
	Pre-tax invested capital	$5,529,644	$5,017,071

	Return on Invested Capital (ROIC)	30.2%	31.0%

*	Effective tax rate over trailing four quarters ended February 10, 2018, excluding the impact of the revaluation of net deferred tax liabilities, is 29.9% and February 11, 2017 is 34.4%.
**	All averages are computed based on trailing 5 quarter balances.

AutoZone's 2nd Quarter Fiscal 2018
Selected Operating Highlights
Condensed Consolidated Statements of Operations

Location Count & Square Footage

	12 Weeks Ended		12 Weeks Ended		24 Weeks Ended	24 Weeks Ended
	February 10, 2018		February 11, 2017		February 10, 2018	February 11, 2017
AutoZone Domestic stores (Domestic):
Store count:
Beginning domestic stores	5,480		5,313		5,465	5,297
Stores opened	35		33		51	49
Stores closed	1		-		2	-
Ending domestic stores	5,514		5,346		5,514	5,346

Relocated stores	-		-		1	2

Stores with commercial programs	4,645		4,437		4,645	4,437

Square footage (in thousands)	36,044		34,906		36,044	34,906

AutoZone Mexico stores:
Stores opened	3		3		8	8
Total stores in Mexico	532		491		532	491

AutoZone Brazil stores:
Stores opened	2		1		2	1
Total stores in Brazil	16		9		16	9

Total AutoZone stores	6,062		5,846		6,062	5,846
Square footage (in thousands)	40,091		38,597		40,091	38,597
Square footage per store	6,758		6,602		6,758	6,602

IMC branches:
Branches opened	-		-		-	-
Branches acquired	-		-		-	-
Total IMC branches	26		26		26	26

Total locations chainwide	6,088		5,872		6,088	5,872

Sales Statistics
($ in thousands, except sales per average square foot)
	12 Weeks Ended		12 Weeks Ended		Trailing 4 Quarters	Trailing 4 Quarters
Total AutoZone Parts (Domestic, Mexico and Brazil)	February 10, 2018		February 11, 2017		February 10, 2018	February 11, 2017
Sales per average store	$380		$372		$1,780	$1,775
Sales per average square foot	$57		$56		$269	$269

Total Auto Parts (Domestic, Mexico, Brazil and IMC)
Total auto parts sales	$2,331,572		$2,205,562		$10,769,849	$10,380,931
% Increase vs. LY	5.7%		1.6%		3.7%	3.2%

Domestic Commercial
Total domestic commercial sales	$455,935		$431,151		$2,118,241	$2,008,349
% Increase vs. LY	5.7%		7.2%		5.5%	6.2%

All Other (ALLDATA, E-Commerce and AutoAnything)
All other sales	$81,454		$83,657		$363,919	$368,575
% Increase vs. LY	(2.6%)		(3.0%)		(1.3%)	0.2%

	12 Weeks Ended		12 Weeks Ended		24 Weeks Ended	24 Weeks Ended
	February 10, 2018		February 11, 2017		February 10, 2018	February 11, 2017
Domestic same store sales	2.2%		0.0%		2.3%	0.8%

Inventory Statistics (Total Locations)
	as of		as of
	February 10, 2018		February 11, 2017
Accounts payable/inventory	106.9%		105.5%

($ in thousands)
Inventory	$4,085,528		$3,902,121
Inventory per location	671		665
Net inventory (net of payables)	(280,138)		(212,839)
Net inventory / per location	(46)		(36)

	Trailing 5 Quarters
	February 10, 2018		February 11, 2017
Inventory turns	1.3	x	1.4	x